Exhibit 99.2

KQC and Charlton Aria Business Combination Announcement

Webcast Transcript

Opening and Introduction

Paul Strickland | Chief Financial Officer and Director, Charlton Aria Acquisition Corporation

Hello. I am Paul Strickland, Chief Financial Officer of Charlton Aria Acquisition Corporation.

Today, Charlton Aria and KQC Quantum Inc. announced a definitive business combination agreement. Subject to closing conditions and listing approval, KQC is expected to become a Nasdaq-listed company trading under the ticker symbol KQC.

Our investment thesis is about enterprise adoption: turning advances in quantum technology into applications customers can use and security they can implement. KQC has completed customer projects and paid security proofs of concept. Growth capital is intended to help turn that experience and expertise into repeatable products.

This presentation includes forward-looking statements. Please review the accompanying disclosures and SEC filings. I’ll now turn it over to Chairman Kweon who will explain the strategy, John Kim will then describe the products and customer work, and I’ll conclude our prepared remarks by outlining the transaction. We will not be taking Q&A during this discussion.

The Investment Case

Ji Hoon Kweon | Founder and Chairman, KQC

Thank you, Paul. I am Ji Hoon Kweon, Chairman of KQC.

As quantum technology moves into the broader economy, where will value accrue? Our conviction is that a meaningful share of that value will come from solving some of the largest problems enterprises face today. That is exactly where KQC is focused.

We founded the company in Busan in 2021, with a strategy centered on two areas: quantum computing applications and quantum security. These opportunities are developing on different timelines, so we have built two distinct but complementary paths to enterprise adoption.

Quantum security can be deployed today. In 2024, NIST finalized its first three post-quantum cryptography standards, which has accelerated the need for organizations to identify vulnerable systems, test compatibility, and protect their keys and identities. KQC supplies and integrates security products while also developing software to help customers manage this critical transition.

At the same time, in quantum computing, we focus on building software, industry-specific models, and practical delivery capabilities. Qubiteer is our proprietary technology platform designed to help customers use classical, quantum, or hybrid methods depending on the problem they are trying to solve.

By providing access to different quantum technologies, including D-Wave, we can remain flexible as the underlying hardware continues to improve. John will explain in more detail how this works in practice.

From a commercial perspective, the logic is straightforward. We start with a specific customer problem, demonstrate useful results, and then look to reuse the model, software, or integration approach across additional workloads.

In quantum computing, our planned business model combines subscription and usage-based fees. In quantum security, the model combines products, integration, support, and the software platform capabilities we are developing.

We are still at an early stage in this broader transition, so the next important milestones are production adoption and repeat usage. We intend to measure our progress through indicators such as paying customers, pilot-to-production conversion, customer retention, and gross margin by offering.

With my experience in finance and investment, I tend to take a disciplined approach to how we allocate capital. We focus on what matters most: product engineering, customer implementation, security certification, and strong public-company controls.

As we grow, our capital will be directed toward areas that strengthen the business and support commercial scale. That means continuing to invest in our quantum computing platform, expanding our quantum security capabilities, and supporting customer deployments that can lead to recurring revenue.

We also want to remain flexible, so that infrastructure investment grows together with actual customer demand rather than ahead of it.

Korea is our home market and our starting point, but the industrial and financial problems we are addressing are global.

As we grow, we intend to expand selectively through partners and reusable solutions, building shareholder value through the quality and repeatability of our business.

John, please take us through the products and the customer experience behind this strategy.

Customer Delivery

Joon Young Kim | Chief Executive Officer, Korea Quantum Computing Co., Ltd.

Thank you, Chairman. I am John Kim, Chief Executive Officer of Korea Quantum Computing.

Our work begins with the customer’s pain points, data, and operating constraints. Our proprietary AI and quantum platform Qubiteer, uses AI to help translate a business problem into a mathematical model. It compares classical, quantum and hybrid approaches and presents results against the business objective. Our ultimate aim is to make advanced methods accessible within a repeatable workflow.

This approach is grounded in hands-on project experience, and I’ll briefly touch on a few recent examples. In battery materials, we completed a research engagement that combined quantum optimization with first-principles calculations to evaluate candidate structures more effectively. In urban rail, we completed a government-funded research project modeling train and crew scheduling constraints. Each completed project adds to a library of industry models that can be repurposed for related problems, and we are now building on this foundation with more advanced follow-on research in both areas. In battery research, for example, we are applying image segmentation to solid-state battery microstructures to quantify nanoparticle distribution, particle size and specific surface area at the pixel level, giving us a precise understanding of the material’s electrical and thermal properties.

In quantum-safe security, software alone is not enough. That is why we supply and integrate hardware security modules (HSMs) through our partnership with manufacturers. We have completed paid proofs of concept testing post-quantum security and compatibility with enterprise systems. Our primary focus now is to convert that validation into production deployments and ongoing support.

We are also developing QuantumSpan to help customers inventory cryptographic assets and manage migration across existing security infrastructure. Our authentication and embedded security products complement that roadmap. We distinguish products in development from capabilities available today.

Across both businesses, our delivery discipline is the same: define the customer’s requirements, assess results against an appropriate baseline, and make the solution reliable enough for repeated use. Product adoption and repeat usage will show how successfully we turn that work into a scalable business.

That concludes my remarks. Now Paul will explain the proposed transaction.

The Proposed Transaction

Paul Strickland | Chief Financial Officer and Director, Charlton Aria Acquisition Corporation

Thank you, John.

The proposed transaction is intended to support KQC’s next stage of commercialization. Under the agreement, a Cayman Islands subsidiary of KQC will merge into Charlton Aria, which will survive as a wholly owned subsidiary of KQC. KQC common stock is expected to trade on Nasdaq under ticker symbol KQC, subject to listing approval.

Charlton Aria shareholders will receive one KQC common share for each Class A ordinary share. Each Charlton Aria right will convert into one-eighth of a KQC common share.

The agreement values KQC at a pre-money equity value of approximately 80 million dollars, at a price per share equal to the trust redemption value of a Charlton Aria Class A ordinary share. Existing KQC shareholders will roll all of their equity into the combined company, with expected ownership of 37 percent assuming no redemptions.

Charlton Aria’s trust held approximately 93.5 million dollars as of September 25, 2026, although this is not the amount of growth capital assured to KQC. Cash at closing will depend on shareholder redemptions, any additional financing, transaction expenses and other closing obligations. The final disclosures will explain those assumptions and the applicable minimum cash condition.

Both boards have approved the agreement. A fairness opinion was presented to the Charlton Aria board before it approved the agreement.

Charlton Aria’s current business combination deadline is October 25, 2026. An extension requires shareholder approval, and we intend to seek that approval. KQC intends to file a registration statement on Form S-4 containing business, financial and risk disclosures, together with the proxy statement and prospectus.

Closing also requires the registration statement to become effective, the required shareholder approvals, Nasdaq listing approval and satisfaction of the remaining conditions in the agreement, including a minimum cash condition of thirty million dollars, expiration of the U.S. antitrust waiting period, and required Korean regulatory filings. The parties currently expect closing by June 30, 2027, the outside date under the agreement, subject to those conditions.

Please read the transaction filings and extension materials when available. These documents will be accessible through the SEC and the investor relations website at www.kqcquantum.com.

In closing, KQC is building applications and security for enterprise quantum adoption. We believe its customer experience and product strategy provide a solid foundation for growth. As the company now enters the phase of proving out repeatable adoption, supported by disciplined execution, we look forward to sharing that progress with the market. Thank you.

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